EX-99.77Q1(b): Copies of the text of any proposal described in answer to sub-item 77D

Statement of Additional Information Supplement dated May 22, 2014, is hereby incorporated by reference to Statement of Information Supplement filed with the Commission on May 23, 2014 (Accession No. 0001193125-14-210234).

Statement of Additional Information Supplement, dated May 22, 2014, is hereby incorporated by reference to Statement of Additional Information Supplement filed with the Commission on May 23, 2014 (Accession No. 0001193125-14-210240).

Prospectus Supplement, dated June 30, 2014, is hereby incorporated by reference to Prospectus Supplement, filed with the Commission on June 30, 2014 (Accession No. 0001193125-14-254748).

Prospectus Supplement, dated July 1, 2014, is hereby incorporated by reference to Prospectus Supplement, filed with the Commission on July 1, 2014 (Accession No. 000193125-14-257359).

Prospectus Supplement dated September 4, 2014, is hereby incorporated by reference to the Prospectus Supplement filed with the Commission on September 4, 2014 (Accession No. 0001193125-14-33167).